EXHIBIT 10.3
RESTRICTED STOCK UNIT AGREEMENT FOR NONEMPLOYEE DIRECTORS
This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of May 15, 2024 (the “Effective Date”), by and between Noodles & Company, a Delaware corporation (the “Company”), and ________________ (the “Participant”).
RECITALS
A.    The Company has adopted the Noodles & Company 2023 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit 1.
B.    The Company desires to grant the Participant the right to a proprietary interest in the Company to encourage the Participant’s contribution to the success and progress of the Company.
C.    In accordance with the Plan, the Administrator (as defined in the Plan) has granted to the Participant restricted stock units with respect to _________ shares of the Class A Common Stock of the Company, par value $0.01 per share (“Shares”), subject to the terms and conditions of the Plan and this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:
1.    Definitions. Capitalized terms used herein shall have the following meanings, and capitalized terms not otherwise defined herein shall have the meaning specified in the Plan:
“Agreement” has the meaning set forth in the Preamble.
“Board” means the board of directors of the Company.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
“Company” has the meaning set forth in the Preamble.
“Effective Date” has the meaning set forth in the Preamble.
“Participant” has the meaning set forth in the Preamble.
“Person” means and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization and any governmental or regulatory body or agency or other authority.
“Plan” has the meaning set forth in the Recitals.
“RSUs” has the meaning set forth in Section 2.

“Shares” has the meaning set forth in the Recitals.
“Termination Date” means the date the Participant ceases to serve as a member of the Board.
“Withholding Obligation” means the amount determined in the Administrator’s sole discretion to be the minimum sufficient to satisfy all federal, state, local and other withholding tax obligations that the Administrator determines may arise with respect to the issuance of Shares or payment of income earned in respect of any RSUs.
2.    Grant of RSUs. The Company grants to the Participant restricted stock units (the “RSUs”) with respect to ______ Shares, on the terms and conditions set forth herein. Each RSU represents the right to receive one (1) Share, subject to the terms and conditions hereof.
3.    Vesting. The RSUs shall be fully vested upon grant.
4.    Settlement. Unless deferred by the Participant to the extent permitted by the Board, the RSUs shall be settled promptly following their vesting pursuant to Section 3 by the Company delivering to the Participant one Share for each RSU that has vested. Unless deferred by the Participant, in no event shall such settlement occur later than March 15 of the year following the year in which the RSUs vest.
5.    Nontransferability of the RSUs. Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the RSUs to anyone other than by will or the laws of descent and distribution. The Company may cancel the Participant’s RSUs if the Participant attempts to assign or transfer them in a manner inconsistent with this Section 5.
6.    Adjustments.
(a)    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property, but excluding regular, quarterly and other periodic cash dividends), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, then the RSUs shall be subject to adjustment as provided in Section 12(a) of the Plan.
(b)    In connection with a Change in Control, the Administrator may provide for any adjustment or action specified in Section 12(b) of the Plan.
7.    No Interest in Shares Subject to RSUs. Neither the Participant (individually or as a member of a group) nor any beneficiary or other Person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Shares, if any, as shall have been issued to such Person following vesting of the RSUs.
8.    Plan Controls. The RSUs hereby granted are subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof; provided, however, that no such amendment shall be effective as to the RSUs without the Participant’s consent insofar as it adversely affects the Participant’s material rights under this Agreement, which consent will not be unreasonably withheld by the Participant.
9.    Not an Employment Contract. Nothing in the Plan, this Agreement or any other instrument executed pursuant hereto or thereto shall confer upon the Participant any right to continue in the service of the Company or any affiliate thereof or shall affect the right of the Company to terminate the service of the Participant at any time and for any reason.
10.    Governing Law. This Agreement, and any disputes or controversies arising hereunder, shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware other than principles of law that would apply the law of another jurisdiction.
11.    Taxes. The Administrator may, in its sole discretion, make such provisions and take such steps as it may deem necessary or appropriate to satisfy the Withholding Obligations with respect to the issuance of Shares, including deducting the amount of any such Withholding Obligations from any other amount then or thereafter payable to the Participant, requiring the Participant to pay to the Company the amount of such Withholding Obligations or to execute such documents as the Administrator deems necessary or desirable to enable it to satisfy the Withholding Obligations, or any other means provided in the Plan; provided, however, that, the Participant may satisfy any Withholding Obligations by (i) directing the Company to withhold that number of Shares with an aggregate fair market value equal to the amount of the Withholding Obligations or (ii) delivering to the Company such number of previously held Shares that have been owned by the Participant with an aggregate fair market value equal to the amount of the Withholding Obligations.
12.    Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been given when delivered to the party to whom addressed or when sent by telecopy (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the parties, their successors in interest, or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:
If to the Company to:
Noodles & Company
520 Zang Street, Suite D
Broomfield, CO 80021
Fax: (720) 214-1921
Attention: Acting General Counsel
If to the Participant to the address set forth below the Participant’s signature below.
All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 12, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 12, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section 12, be deemed given on the earlier of the third Business Day following mailing or upon receipt, and (iv) if delivered by overnight courier to the address as provided in this Section 12, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 12). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.
Either party may, by notice given to the other party in accordance with this Section 12, designate another address or Person for receipt of notices hereunder.
13.    Amendments and Waivers. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement. Any waiver by any party of any provision hereof shall be effective only by a writing signed by the party to be charged.
14.    Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature, regarding the subject matter hereof and thereof between the parties hereto.
15.    Separability. If any term or provision of this Agreement shall to any extent be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement nevertheless shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the invalid or unenforceable provisions, to the extent permitted by law, shall be deemed amended and given such interpretation so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.
16.    Headings; Construction. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

17.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
18.    Further Assurances. The Participant shall cooperate and take such action as may be reasonably requested by the Company in order to carry out the provisions and purposes of this Agreement.
19.    Remedies. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.
20.    Electronic Delivery. By executing the Agreement, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the subsidiaries, the Plan, the RSUs and the Shares via Company web site or other electronic delivery
21.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns, including any Permitted Transferees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
THE COMPANY:
NOODLES & COMPANY
By:
Name: Melissa M. Heidman
Title: Executive Vice President &
     General Counsel
PARTICIPANT:

Name:
Address:

Tel:
Fax:

EXHIBIT 1
NOODLES & COMPANY
2023 STOCK INCENTIVE PLAN